UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2009

FGX INTERNATIONAL HOLDINGS LIMITED

(Exact name of Registrant as specified in its charter)

British Virgin Islands

(State or other jurisdiction of incorporation)

001-33760	98-0475043
(Commission	(IRS Employer
File Number)	Identification No.)

500 George Washington Highway

Smithfield, Rhode Island 02917

(Address of principal executive offices, including zip code)

(401) 231-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                             Results of Operations and Financial Condition

On May 6, 2009, FGX International Holdings Limited (the “Company”) issued a press release announcing preliminary selected financial results for the first quarter of fiscal 2009.  A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 2.05                                             Costs Associated with Exit or Disposal Activities

On May 1, 2009, the Company’s Board of Directors approved the sale of substantially all of the assets related to the Company’s costume jewelry business for approximately $1.5 million. The Company has signed a nonbinding letter of intent and anticipates that the sale, which is subject to execution of a definitive agreement, will close in the second quarter of 2009.

In connection with the plan to dispose of the business, the Company has recorded a non-cash goodwill impairment charge of $1.8 million, or $0.05 per share, for the first quarter of 2009, based on the Company’s conclusion that the anticipated purchase price for the assets being sold is below their book value.

The Company is evaluating the additional charges that will result from this action, and currently expects to record pre-tax charges in the second quarter of 2009 consisting of approximately $2.5 million to $3.7 million of product returns, approximately $2.2 million to $3.0 million related to the write-off of inventory, approximately $0.5 million related to the write-off of fixtures, and approximately $0.3 million related to severance costs, which additional charges are expected to aggregate $4 million to $6 million net of proceeds. The Company expects that only the severance costs will be cash expenditures, all of which the Company expects will be paid during the second quarter.

These estimated additional charges are preliminary and actual charges may be materially different based on various factors, including the final terms and timing of consummation of a sale of the costume jewelry business and the accuracy of management’s current assumptions and projections.

Item 2.06                                             Material Impairments

The information included in Item 2.05 above is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated May 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FGX INTERNATIONAL HOLDINGS LIMITED
(Registrant)

May 6, 2009	By: /s/ Alec Taylor
Alec Taylor
Chief Executive Officer